SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMSTRONG FLOORING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2021

This Supplement, dated May 6, 2021, amends and supplements the Definitive Proxy Statement of Armstrong Flooring, Inc. (the “Company”), dated April 29, 2021 (the “Proxy Statement”), and furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Shares”), of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company’s annual meeting of stockholders to be held on Friday, June 4, 2021 (the “Annual Meeting”), or any adjournment or postponement thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT

SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement, which should be read in conjunction with the Proxy Statement, amends and supplements the Proxy Statement to provide that Proposal 2 is a “routine” matter eligible for discretionary voting by broker-dealers under the rules of the New York Stock Exchange (“NYSE”), and to clarify the vote required on Proposal 2. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your Common Shares.

Proposal 2 - Amend Certificate of Incorporation to Reduce Minimum and Maximum Size of Board of Directors, reads as follows:

Proposal 2: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the minimum and maximum number of directors that constitute the Board of Directors from the current range of not less than seven (7) nor more than twelve (12) directors to a range of not less than five (5) nor more than nine (9) directors.

Pursuant to the rules of the NYSE, broker-dealer firms holding Common Shares of the Company in “street name” for the benefit of their customers and clients may, for certain “routine” matters, vote in their discretion if no instructions have been received from such customers or clients prior to the date specified in the broker-dealer firm’s request for voting instructions. The Proxy Statement stated that Proposal 2 was a non-discretionary matter for which brokers do not have discretionary authority to vote in the event they do not receive timely instructions from their customers or clients.

Subsequent to the Company’s filing of the Proxy Statement with the Securities and Exchange Commission on April 29, 2021, the NYSE Proxy Compliance group ruled that Proposal 2 is a discretionary matter for which brokers have discretionary authority to vote in the event they do not receive timely instructions from their customers or clients. Accordingly, brokers will have discretionary authority in the absence of timely instructions from their customers or clients for both Proposal 2 and Proposal 5, and the paragraph in the Questions & Answers section under the heading “How will votes be counted on shares held through brokers?” on page 3 of the Proxy Statement is hereby amended to read as follows:

“If you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the Amended and Restated Directors Plan, or the advisory proposal to approve the compensation of our NEOs unless the brokers receive voting instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Brokers will be permitted to vote without voting instructions on the amendment of our Certificate and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021, assuming that a quorum is obtained.”

This Supplement also clarifies the vote required on Proposal 2. Accordingly, the second paragraph in the Questions & Answers section under the heading “How many votes are needed to approve each of the proposals?” on page 3 of the Proxy Statement is hereby amended to read as follows:

The approval of an amendment to the Certificate requires the affirmative vote of a majority of the outstanding Common Shares entitled to vote on the matter.

From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented hereby.